Exhibit 99.1


FIRST                                                    22 West State Street
KEYSTONE                                                 Media, PA 19063
FINANCIAL, INC.                                          610-565-6210

FOR IMMEDIATE RELEASE



                 FIRST KEYSTONE FINANCIAL ANNOUNCES RESULTS
                              OF ANNUAL MEETING


     Media, PA February 9, 2007 - First Keystone Financial, Inc. (NASDAQ: FKFS) (the "Company"), the holding company for First Keystone Bank, today announced the results of the voting on the two proposals presented to shareholders at its annual meeting. The Board of Directors nominees for re-election, Donald S. Guthrie, Edmund Jones and Jerry A. Naessens, have been elected by shareholders. Shareholders also ratified the appointment of Deloitte & Touche, LLP as the Company's independent public accounting firm.

     "I am very gratified by the support and confidence shown by our shareholders in voting in favor of our nominees," said Donald S. Guthrie, Chairman of the Board of the Company.

     First Keystone Bank, the Company's wholly owned subsidiary, serves its customers from eight full-service offices located in Delaware and Chester Counties.

     Certain information in this release may constitute forward-looking statements as that term is defined in the Private Securities Litigation Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated due to a number of factors. Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors, which could cause actual results to differ materially from those estimated. These factors include, but are not limited to, changes in general economic and market conditions and the development of an interest rate environment that adversely affects the interest rate spread or other income from the Company's and the Bank's investments and operations. The Company does not undertake and specifically disclaims any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:  Thomas M. Kelly, President and Chief Executive Officer
          Rose M. DiMarco, Chief Financial Officer
          (610) 565-6210